News Release	One Amgen Center Drive Thousand Oaks, CA 91320-1799 Telephone 805-447-1000 www.Amgen.com

AMGEN ANNOUNCES RETIREMENT OF DAVID M. REESE, EXECUTIVE VICE PRESIDENT AND CHIEF TECHNOLOGY OFFICER

Organizational Changes Further Emphasize Integration of Biology and Technology

THOUSAND OAKS, Calif. (April 22, 2026) – Amgen (NASDAQ:AMGN) today announced the retirement of David M. Reese, M.D., executive vice president and Chief Technology Officer, effective June 30, 2026.

Reese joined Amgen in 2005 as a clinical development leader in oncology and later served as executive vice president of Research and Development (R&D) from 2018 to 2023. During his tenure, he led approvals of numerous innovative medicines and biosimilars, advanced a robust pipeline of potential new therapies and strengthened discovery research capabilities. As inaugural chief technology officer, Reese encouraged the early adoption of technology and artificial intelligence across all facets of the business, in particular R&D.

“Dave recognized early the impact that advances in biology and technology would have on our industry and helped lead Amgen through that shift,” said Robert A. Bradway, chairman and chief executive officer at Amgen. “The capabilities he built position us to advance what we call convergent innovation and strengthen our ability to serve patients in the years ahead.”

Convergent innovation brings together biology, data science, and advanced technologies such as artificial intelligence to accelerate the discovery and development of new medicines and transform how patients, providers and other partners engage with the health care system. Amgen is evolving its organization to better connect these interactions with how the company operates. To support this, Amgen is making the following changes effective June 1, 2026:

•
James Bradner, M.D., will serve as executive vice president, Research and Development, Artificial Intelligence and Data. A physician-scientist with expertise at the intersection of biology and technology, Bradner has

AMGEN ANNOUNCES RETIREMENT OF DAVID M. REESE, EXECUTIVE VICE PRESIDENT AND CHIEF TECHNOLOGY OFFICER

advanced the use of emerging technologies in biomedical research and brings his experience to this next phase at Amgen.
•
Sean Bruich will serve as senior vice president, Chief Technology Officer. A seasoned technology and data science leader, Bruich has advanced Amgen’s AI and data capabilities, building on a career leading global insights and AI organizations through pivotal moments of industry transformation.
•
Murdo Gordon will serve as executive vice president, Amgen Global Markets and Policy, which includes Medical, Commercial Operations, Government Affairs and Policy. Gordon brings his experience as a leader of global markets and policy and proven track record of strengthening partnerships with health systems and clinicians to improve access to medicines through the adoption of advanced technologies.
•
Paul Burton, M.D., Ph.D., will continue to serve as senior vice president, Chief Medical Officer. A champion of medical breakthroughs and public health, Burton remains focused on reaching clinicians and patients with medicines and solutions in areas of greatest unmet need, from cardiovascular to rare diseases.

Together, these changes deepen the integration of science and technology and align the organization with the evolving adoption of new technologies across the health care ecosystem, supporting Amgen’s ability to serve more patients around the world.

About Amgen

Amgen discovers, develops, manufactures and delivers innovative medicines to fight some of the world’s toughest diseases. Harnessing the best of biology and technology, Amgen reaches millions of patients with its medicines.

More than 45 years ago, Amgen helped establish the biotechnology industry at its U.S. headquarters in Thousand Oaks, California, and it remains at the cutting edge of innovation, using technology and human genetic data to push beyond what is known today. Amgen is advancing a broad and deep pipeline and portfolio of medicines to treat cancer, inflammatory conditions, rare diseases, heart disease and obesity and obesity-related conditions.

Amgen has been consistently recognized for innovation and workplace culture, including honors from Fast Company and Forbes. Amgen is one of the 30 companies that comprise the Dow Jones Industrial Average®, and it is also part of the Nasdaq-100 Index®, which includes the largest and most innovative non-financial companies listed on the Nasdaq Stock Market based on market capitalization.

For more information, visit Amgen.com and follow Amgen on X, LinkedIn, Instagram, YouTube, Facebook, TikTok and Threads.

Amgen Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical

AMGEN ANNOUNCES RETIREMENT OF DAVID M. REESE, EXECUTIVE VICE PRESIDENT AND CHIEF TECHNOLOGY OFFICER

fact, are statements that could be deemed forward-looking statements, including any statements on the outcome, benefits and synergies of collaborations, or potential collaborations, with any other company (including BeOne Medicines Ltd.), the performance of Otezla® (apremilast), our acquisitions of ChemoCentryx, Inc., Dark Blue Therapeutics, Ltd. or Horizon Therapeutics plc (including the prospective performance and outlook of Horizon’s business, performance and opportunities, and any potential strategic benefits, synergies or opportunities expected as a result of such acquisition), as well as estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes, effects of pandemics or other widespread health problems on our business, outcomes, progress, and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions, including those resulting from geopolitical relations and government actions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products, including our devices, after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities, including in Puerto Rico, and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. An outbreak of disease or similar public health threat, and the public and governmental effort to mitigate against

AMGEN ANNOUNCES RETIREMENT OF DAVID M. REESE, EXECUTIVE VICE PRESIDENT AND CHIEF TECHNOLOGY OFFICER

the spread of such disease, could have a significant adverse effect on the supply of materials for our manufacturing activities, the distribution of our products, the commercialization of our product candidates, and our clinical trial operations, and any such events may have a material adverse effect on our product development, product sales, business and results of operations. We rely on collaborations with third parties for the development of some of our product candidates and for the commercialization and sales of some of our commercial products. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. Certain of our distributors, customers and payers have substantial purchasing leverage in their dealings with us. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to collaborate with or acquire other companies, products or technology, and to integrate the operations of companies or to support the products or technology we have acquired, may not be successful, and may result in unanticipated costs, delays or failures to realize the benefits of the transactions. A breakdown, cyberattack or information security breach of our information technology systems could compromise the confidentiality, integrity and availability of our systems and our data. Our stock price is volatile and may be affected by a number of events. Our business and operations may be negatively affected by the failure, or perceived failure, of achieving our sustainability objectives. The effects of global climate change and related natural disasters could negatively affect our business and operations. Global economic conditions may magnify certain risks that affect our business. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all.

###

CONTACT: Amgen, Thousand Oaks

Elissa Snook, 609-251-1407 (media)

Casey Capparelli, 805-447-1746 (investors)